Exhibit 10.125

EXECUTION COPY

AMENDMENT NUMBER SEVEN

to the

MASTER REPURCHASE AGREEMENT

Dated as of November 20, 2012,

among

PENNYMAC CORP.,

MORGAN STANLEY BANK. N.A.

and

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC

This AMENDMENT NUMBER SEVEN (this “Amendment Number Seven”) is made this 17th day of December, 2015, among PENNYMAC CORP., a Delaware corporation, as seller (“Seller”), MORGAN STANLEY BANK, N.A., a national banking association, as buyer (“Buyer”) and MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, a New York limited liability company, as agent for Buyer (“Agent”), to the Master Repurchase Agreement, dated as of November 20, 2012, between Seller and Buyer, as such agreement may be amended from time to time (the “Agreement”).

RECITALS

WHEREAS, Seller, Buyer and Agent have agreed to amend the Agreement to extend the Termination Date thereunder for a period of 364 days, and, in connection with such extension, to make certain additional modifications thereto, each as more specifically set forth herein; and

WHEREAS, as of the date hereof, Seller represents to Buyer and Agent that Seller is in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Amendments. Effective as of December 17, 2015 (the “Amendment Effective Date”),

(a) the defined term “Termination Date in Section 1.01 of the Agreement is hereby amended to read in its entirety as follows:

“Termination Date” shall mean December 16, 2016 or such earlier date on which this Repurchase Agreement shall terminate in accordance with the provisions hereof or by operation of law.

(b) Section 1.01 of the Agreement is hereby further amended by adding the definitions of “Anti-Terrorism Laws,” “Covered Entity,” “Executive Order,” “Non-Exempt Person,” “OFAC,” “Prohibited Jurisdiction,” “Prohibited Person,” “Reportable Compliance Event,” “Sanctioned Country,” “Sanctioned Person” and “U.S. Person” in the appropriate alphabetical order as follows:

“Anti-Terrorism Laws” shall mean any Requirements of Law relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Requirements of Law, all as amended, supplemented or replaced from time to time.

“Covered Entity” shall mean (a) the Seller and its respective Subsidiaries, all owners of the foregoing and all brokers or other agents of the Seller acting in any capacity in connection with the Servicing Agreement and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

“Executive Order” shall mean Executive Order 13224 — Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism.

“Non-Exempt Person” shall mean any Person other than a Person who is either (a) a U.S. Person or (b) has provided for the relevant year such duly-executed form(s) or statement(s) which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (i) any income tax treaty between the United States and the country of residence of such Person, (ii) the Code, or (iii) any applicable rules or regulations in effect under clauses (a) or (b) above, permit the Servicer to make such payments free of any obligation or liability for withholding.

“OFAC” shall mean the Office of Foreign Assets Control of the United States Department of the Treasury.

“Prohibited Jurisdiction” shall mean any country or jurisdiction, from time to time, that is the subject of a prohibition order (or any similar order or directive), sanctions or restrictions promulgated or administered by any Governmental Authority of the United States.

“Prohibited Person” shall mean any Person:

(i) listed in the Annex to the Executive Order, or otherwise subject to the provisions of, the Executive Order;

(ii) that is owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii) with whom the Buyer is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order;

(iv) that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order;

(v) that is named as a “specially designated national and blocked person” on the most current list published by the OFAC at its official website, http://www.treas.gov.ofac/t11sdn.pdf or at any replacement website or other replacement official publication of such list; or

(vi) that is an Affiliate of a Person listed above.

“Reportable Compliance Event” shall mean that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.

“Sanctioned Country” shall mean a country subject to a sanctions program maintained under any Anti-Terrorism Laws.

“Sanctioned Person” shall mean any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Laws.

“U.S. Person” shall mean (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date that elect to continue to be so treated also will be considered United States persons.

(c) Section 6.10 of the Agreement is hereby amended to read in its entirety as follows:

6.10 Investment Company Act. Neither the Seller, the Servicer nor any of their Subsidiaries is an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended. Each of Seller and Servicer (i) has been structured so as not to constitute, and is not, a “covered fund” for purposes of Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Volcker Rule”), and (ii) is relying upon an exception or exemption from the registration requirements of the Investment Company Act other than those set forth in Sections 3(c)(1) and 3(c)(7) of the Investment Company Act.

(d) Section 6 of the Agreement is hereby amended by adding new Sections 6.35, 6.36, 6.37 and 6.38 to the end thereof as follows:

6.35 USA Patriot Act; OFAC. Neither the Seller nor any of its Affiliates is a Prohibited Person and the Seller is in full compliance with all applicable orders, rules, regulations and recommendations of OFAC. Neither the Seller nor any of its members, directors, executive officers, parents or Subsidiaries: (1) is subject to U.S. or multilateral economic or trade sanctions currently in force; (2) is owned or controlled by, or acts on behalf of, any governments, corporations, entities or individuals that are subject to U.S. or multilateral economic or trade sanctions currently in force; (3) is a Prohibited Person or is otherwise named, identified or described on any blocked persons list, designated nationals list, denied persons list, entity list, debarred party list, unverified list, sanctions list or other list of individuals or entities with whom U.S. Persons may not conduct business, including but not limited to lists published or maintained by OFAC, lists published or maintained by the U.S. Department of Commerce, and lists published or maintained by the U.S. Department of State. The Seller has established an anti-money laundering compliance program as required by all applicable anti-money laundering laws and regulations, including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the “USA Patriot Act”) (collectively, the “Anti-Money Laundering Laws”).

6.36 Anti-Money Laundering. The Seller has complied with all applicable Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the acquisition of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, and will maintain sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws; no Mortgage Loan is subject to nullification pursuant to the Executive Order 13224 or the regulations promulgated by OFAC (the “OFAC Regulations”) or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is subject to the provisions of the Executive Order or the OFAC Regulations or listed as a “blocked person” for purposes of the OFAC Regulations.

6.37 Non-Exempt Person. The Seller is not a Non-Exempt Person.

6.38 Anti-Money Laundering/International Trade Law Compliance. At all times until this Repurchase Agreement has been terminated and all Repurchase Obligations hereunder have been paid in full: (A) no Covered Entity (1) is a Sanctioned Person; (2) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (3) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (4) engages in any dealings or transactions prohibited by any Anti-Terrorism Law; (B) the proceeds of any Repurchase Document will not be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Country or Sanctioned Person in violation of any law; (C) the funds used to pay the Servicer or the Buyer are not derived from any unlawful activity; and (D) each Covered Entity is in compliance with, and no Covered Entity engages in any dealings or transactions prohibited by, any Requirements of Law, including but not limited to any Anti-Terrorism Laws. The Seller covenants and agrees that it shall immediately notify the Buyer in writing upon the occurrence of a Reportable Compliance Event.

(e) Section 7 of the Agreement is hereby amended by deleting Section 7.22 in its entirety and replacing it with the following:

7.22 OFAC. At all times throughout the term of this Repurchase Agreement, the Seller (a) shall be in full compliance with all applicable orders, rules, regulations and recommendations of OFAC and (b) shall not permit any Mortgage Loans to be maintained, insured, traded, or used (directly or indirectly) in violation of any United States statutes, rules or regulations, in a Prohibited Jurisdiction or by a Prohibited Person.

SECTION 2. Defined Terms. Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Agreement.

SECTION 3. Effectiveness. This Amendment Number Seven shall become effective as of the date that the Agent shall have received:

(a) counterparts hereof duly executed by each of the parties hereto, and

(b) counterparts of that certain Amendment Number Seven to the Pricing Side Letter, dated as of the date hereof, duly executed by each of the parties thereto.

SECTION 4. Fees and Expenses. Seller agrees to pay to Buyer and Agent all reasonable out of pocket costs and expenses incurred by Buyer or Agent in connection with this Amendment Number Seven (including all reasonable fees and out of pocket costs and expenses of Buyer’s or Agent’s legal counsel) in accordance with Section 13.04 and 13.06 of the Agreement.

SECTION 5. Representations. Seller hereby represents to Buyer and Agent that as of the date hereof and taking into account the terms of this Amendment Number Seven, Seller is in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

SECTION 6. Binding Effect; Governing Law. THIS AMENDMENT NUMBER SEVEN SHALL BE BINDING AND INURE TO THE BENEFIT OF THE PARTIES HERETO AND THEIR RESPECTIVE SUCCESSORS AND PERMITTED ASSIGNS. THIS AMENDMENT NUMBER SEVEN SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL GOVERN).

SECTION 7. Counterparts. This Amendment Number Seven may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 8. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment Number Seven need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, Seller, Buyer and Agent have caused this Amendment Number Seven to be executed and delivered by their duly authorized officers as of the Amendment Effective Date.

PENNYMAC CORP. (Seller)

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Executive Vice President, Treasurer

MORGAN STANLEY BANK, N.A.
(Buyer)

By:	/s/ Steven S. Stern
Name:	Steven S. Stern
Title:	Authorized Signatory

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC
(Agent)

By:	/s/ Christopher Schmidt
Name:	Christopher Schmidt
Title:	Vice President

Amendment Number Seven to Master Repurchase Agreement